As filed with the Securities and Exchange Commission on December 14, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	13-3697002
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(858) 587-9333

(Address Of Principal Executive Offices)

2005 Equity Incentive Plan

2005 Non-Employee Directors’ Equity Incentive Plan

(Full Title Of The Plan)

Richard B. Hollis

Chairman of the Board, President and Chief Executive Officer

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(858) 587-9333

(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

Copies to:

John S. Healy, Esq.

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(858) 587-9333

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock (par value $0.01 per share) issuable under the 2005 Equity Incentive Plan, as amended	1,500,000	$1.95(4)	$2,925,000(4)	$89.80
Common Stock (par value $0.01 per share) issuable under the 2005 Non-Employee Directors’ Equity Incentive Plan, as amended	150,000	$1.95(4)	$292,500(4)	$8.98

(1)	Each share of the Registrant’s Common Stock being registered hereunder includes Series B junior participating preferred stock purchase rights. Prior to the occurrence of certain events, the Series B junior participating preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s Common Stock and they have no value except as reflected in the market price of the shares to which they are attached.

(2)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under any of the referenced plans and stock option grants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(3)	Calculated by multiplying the proposed maximum aggregate offering price by .00003070.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated based upon the average of the high and low prices of Registrant’s Common Stock on December 10, 2007, as reported on The Nasdaq Global Market.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Hollis-Eden Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”) other than current reports furnished under Items 2.02 or 7.01 of Form 8-K:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”), which is the Registrant’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and which contains audited financial statements for the Registrant’s latest fiscal year for which a Form 10-K was required to have been filed.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007, June 30, 2007 and September 30, 2007.

(c) The Registrant’s Current Reports on Form 8-K filed on March 2, 2007, March 8, 2007, April 27, 2007, May 25, 2007, September 24, 2007 and December 10, 2007.

(d) The description of the Registrant’s Common Stock which is contained in a Registration Statement on Form S-4, (No. 333-18725), as amended.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

DESCRIPTION OF SECURITIES

Not Applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant’s bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Registrant is also empowered under its bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. In addition, the Registrant is required, subject to certain exceptions, to advance all expenses incurred by any director or executive officer in connection with a completed, pending or threatened action, suit or proceeding upon receipt of an undertaking by such director or executive officer to repay all amounts advanced by the Registrant on such person’s behalf if it is ultimately determined that such person is not entitled to be indemnified under the bylaws or otherwise.

The Registrant’s Certificate of Incorporation provides that to the fullest extent permitted under Delaware law, the registrant’s directors will not be personally liable to the registrant and its stockholders for monetary damages for any breach of a director’s fiduciary duty. The Certificate of Incorporation does not, however, eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director is subject to liability for breach of the director’s duty of loyalty to the registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit and for improper distributions to stockholders and loans to directors and officers. This provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Registrant maintains directors’ and officers’ liability insurance.

EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

EXHIBITS

Exhibit Number

4.1	Certificate of Incorporation of the Registrant.(1)

4.2	Bylaws of Registrant.(6)

4.3	Certificate of Designation of Series B Junior Participating Preferred Stock.(2)

4.4	Certificates of Amendment of Certificate of Incorporation.(3)

4.5	Rights Agreement dated as of November 15, 1999 among the Registrant and American Stock Transfer and Trust Company.(2)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24	Power of Attorney is contained on the signature pages.

99.1	Amended 401K Plan.(4)

99.2	2005 Equity Incentive Plan, as amended. (5)

99.3	Form of Option Agreement for use under 2005 Equity Incentive Plan, as amended. (5)

99.4	Form of Restricted Stock Award Agreement for use under 2005 Equity Incentive Plan, as amended. (5)

99.5	Form of Restricted Stock Unit Award Agreement for use under 2005 Equity Incentive Plan, as amended. (5)

99.6	2005 Non-Employee Directors’ Equity Incentive Plan, as amended. (5)

99.7	Form of Option Agreement for use under 2005 Non-Employee Directors’ Equity Incentive Plan. (5)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (No. 333-18725), as amended, and incorporated herein by this reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated November 15, 1999 and incorporated herein by this reference.

(3)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by this reference.

(4)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by this reference.

(5)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (No. 333-130670) and incorporated herein by this reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated December 10, 2007 and incorporated herein by this reference.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 13, 2007.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:	/s/ Richard B. Hollis
Richard B. Hollis, Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard B. Hollis and Robert W. Weber, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard B. Hollis	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 7, 2007
RICHARD B. HOLLIS

/s/ Robert W. Weber	Interim Chief Financial Officer - Chief Accounting Officer (Principal Financial and Accounting Officer)	December 7, 2007
ROBERT W. WEBER

/s/ Jerome M. Hauer	Director	December 7, 2007
JEROME M. HAUER

/s/ Brendan R. McDonnell	Director	December 7, 2007
BRENDAN R. MCDONNELL

/s/ Thomas Charles Merigan, Jr.	Scientific Advisor and Director	December 7, 2007
THOMAS CHARLES MERIGAN, JR.

/s/ Marc R. Sarni	Director	December 7, 2007
MARC R. SARNI

/s/ Salvatore J. Zizza	Director	December 7, 2007
SALVATORE J. ZIZZA

EXHIBITS

Exhibit Number

4.1	Certificate of Incorporation of the Registrant.(1)

4.2	Bylaws of Registrant.(6)

4.3	Certificate of Designation of Series B Junior Participating Preferred Stock.(2)

4.4	Certificates of Amendment of Certificate of Incorporation.(3)

4.5	Rights Agreement dated as of November 15, 1999 among the Registrant and American Stock Transfer and Trust Company.(2)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24	Power of Attorney is contained on the signature pages.

99.1	Amended 401K Plan.(4)

99.2	2005 Equity Incentive Plan, as amended. (5)

99.3	Form of Option Agreement for use under 2005 Equity Incentive Plan, as amended. (5)

99.4	Form of Restricted Stock Award Agreement for use under 2005 Equity Incentive Plan, as amended. (5)

99.5	Form of Restricted Stock Unit Award Agreement for use under 2005 Equity Incentive Plan, as amended. (5)

99.6	2005 Non-Employee Directors’ Equity Incentive Plan, as amended. (5)

99.7	Form of Option Agreement for use under 2005 Non-Employee Directors’ Equity Incentive Plan. (5)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (No. 333-18725), as amended, and incorporated herein by this reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated November 15, 1999 and incorporated herein by this reference.

(3)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by this reference.

(4)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by this reference.

(5)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (No. 333-130670) and incorporated herein by this reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated December 10, 2007 and incorporated herein by this reference.